EXHIBIT 99.1
For Immediate Release

Hasbro Reports Fourth Quarter and Full Year 2025 Financial Results
Playing to Win Drives Revenue, Profit and Earnings Growth for the Full Year
Company Issues 2026 Guidance and Declares Dividend
Announces $1 Billion Share Repurchase Program

Pawtucket, R.I., February 10, 2026 -- Hasbro, Inc. (NASDAQ: HAS), a leading games, IP, and toy company, today reported financial results for the fourth quarter and full year 2025.

“I am proud of the results our team delivered in 2025 and the success of our Playing to Win strategy,” said Chris Cocks, Chief Executive Officer of Hasbro. “We returned the company to growth, engaged one billion fans, secured new partnerships, and made progress in our evolution into a digital-first play and IP company. We expect that momentum to carry into 2026.”

“2025 reflected strong operational execution, driven by progress on our transformation and cost savings initiatives. Wizards was a standout, anchored by record MAGIC revenue,” said Gina Goetter, Chief Financial Officer and Chief Operating Officer of Hasbro. “Looking ahead, we will continue to balance investment in the business with shareholder returns, including through a $1.0 billion share repurchase program.”

Full Year 2025 Highlights

•Full year Hasbro revenue increased 14% driven by record 45% growth in the Wizards of the Coast and Digital Gaming segment. Consumer Products declined 4% and Entertainment was down 4%.
•MAGIC: THE GATHERING finished its strongest year ever, up 59% vs. PY with a successful Q4 Avatar: The Last Airbender set and ongoing strength in backlist and Secret Lair.
•Operating profit of $11 million and operating margin of 0.2% reflects the second quarter 2025 non-cash goodwill impairment.
•Adjusted operating profit of $1,140 million (+36% vs. PY) and adjusted operating margin of 24.2% (+3.9 points vs. PY), driven by favorable business mix and benefits from cost transformation efforts.
•Reported net loss of $2.30 per share; adjusted net earnings of $5.54 per diluted share.
•Returned $393 million to shareholders via dividends.
•EBITDA of $197 million and Adjusted EBITDA of $1.36 billion, ahead of guidance.
•Spent $225 million on debt reduction through the combination of bond repurchases and prefunding maturities, achieving debt targets ahead of schedule.
•Operating cash flow of $893 million vs. $847 million in the prior year driven by improved profitability.

Full Year 2025 Segment Details

Wizards of the Coast and Digital Gaming Segment
•Revenue grew 45% driven by standout performance in MAGIC: THE GATHERING and growth in licensed digital gaming.
•MAGIC: THE GATHERING revenues increased 59% powered by Universes Beyond sets, backlist and Secret Lair.
•Digital and Licensed Gaming increased 6% with Monopoly Go! contributing $168 million for the full year 2025.
•Operating profit of $1,007 million increased 59%, with a 46.0% operating margin highlighting the over-performance and favorable business mix.

Consumer Products Segment
•Revenue decreased 4%, which was better than expected, as shifts in retail order timing impacted full year results.
•Highlights include growth in PEPPA PIG, HASBRO GAMING, TRANSFORMERS, Marvel and Beyblade.
•Operating loss of $943 million includes a second quarter 2025 non-cash goodwill impairment.
•Adjusted operating profit of $113 million, down 26% versus last year behind lower revenues and tariff costs.

Entertainment Segment
•Revenue decline of 4% driven by lower digital and ad revenues.
•Operating margin of 0.5%; adjusted operating margin of 51.4% down versus PY due to lower revenues.

Fourth Quarter 2025 Highlights

•Hasbro revenues increased 31% vs. PY, with growth in Wizards and Digital Gaming (+86%) and Consumer Products (+7%) partially offset by a decline in Entertainment (-5%).
•Operating profit of $298 million (+$238 million vs. PY) with an operating margin of 20.6%.
•Adjusted operating profit was $315 million (+$202 million vs. PY) with an operating margin of 21.8%, an approximate 12-point improvement versus last year.
•Net earnings of $1.41 per diluted share; adjusted net earnings of $1.51 per diluted share benefiting from favorable business mix and improved profitability.

See the financial tables accompanying the press release for a reconciliation of GAAP to non-GAAP financial measures.

2026 Company Outlook

For the full year, the Company expects:
•Total Hasbro revenue up 3%-5% in constant currency.
•Adjusted operating margin of 24%-25%.
•Adjusted EBITDA of $1.40 billion to $1.45 billion.

2026 Capital Allocation priorities:
•Invest in core business.
•Return cash to shareholders through dividends and share repurchases. The Board of Directors authorized a new share repurchase program of up to $1.0 billion, replacing the Company’s prior 2018 authorization.
•Continue to pay down debt.

Dividend Announcement

The Board of Directors has declared a quarterly cash dividend of $0.70 per common share payable on March 4, 2026, to shareholders of record at the close of business on February 18, 2026.

Conference Call Webcast

Hasbro will webcast its fourth quarter and full year 2025 earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast and access the accompanying presentation slides, please go to https://investor.hasbro.com. The replay of the call will be available on Hasbro’s website approximately 2 hours following completion of the call.

About Hasbro
Hasbro is a leading games, IP and toy company whose mission is to create joy and community through the magic of play. With 165 years of expertise, Hasbro delivers groundbreaking play experiences and reaches more than 1 billion fans annually around the world, through physical and digital games, video games, toys, licensed consumer products, location-based entertainment, film, TV and more.

Through its franchise-first approach, Hasbro unlocks value from both new and legacy IP, including MAGIC: THE GATHERING, DUNGEONS & DRAGONS, MONOPOLY, HASBRO GAMES, NERF, TRANSFORMERS, PLAY-DOH and PEPPA PIG, as well as premier partner brands. Powered by its portfolio of thousands of iconic marks and a diversified network of partners and subsidiary studios, Hasbro brings fans together wherever they are, from tabletop to screen.

For more than a decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media, a 2025 JUST Capital Industry Leader, one of the 50 Most Community-Minded Companies in the U.S. by the Civic 50, and a Brand that Matters by Fast Company. For more information, visit https://corporate.hasbro.com or @Hasbro on LinkedIn.

© 2026 Hasbro, Inc. All Rights Reserved.

Forward Looking Statement Safe Harbor

Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by the use of forward-looking words or phrases, include statements relating to: our business strategies and plans; products, gaming and entertainment; anticipated cost savings; expected debt repayments and share repurchases; expected impact of tariffs; anticipated benefits and potential impact of moving our Rhode Island operations to Boston, Massachusetts; expected impact of newly issued accounting pronouncements; financial targets; and expectations for our future performance. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties.
Factors that might cause such a difference include, but are not limited to:

•our ability to successfully implement and execute on our Playing to Win business strategy;
•our ability to successfully compete in the play industry and further develop our digital gaming, licensing and consumer products businesses and partnerships;
•risks associated with the imposition, threat, or uncertainty of tariffs, including the impact of reciprocal or retaliatory tariffs, in markets in which we operate which could increase our product costs and other costs of doing business, result in higher prices of our products, impact consumer spending, lower our revenues, result in delays or reductions in purchases from our customers, result in goodwill impairments, reduce earnings and otherwise have an adverse impact on our business;
•risks associated with international operations, such as: the imposition or threat of tariffs; conflict in territories in which we operate or which affect areas in which we operate; currency conversion; currency fluctuations; quotas; shipping delays or difficulties; border adjustment taxes or other protectionist measures; and other challenges in the territories in which we operate;
•risks related to political, economic and public health conditions or regulatory changes in the markets in which we and our customers, partners, licensees, suppliers and manufacturers operate, such as inflation, fluctuating interest rates, tariffs, higher commodity prices, labor strikes, labor costs or transportation costs, or outbreaks of illness or disease, the occurrence of which could create work slowdowns, delays or shortages in production or shipment of products, increases in costs, reduced purchasing power or less discretionary income, or losses and delays in revenue and earnings;
•uncertain and unpredictable global and regional economic conditions impacting one or more of the markets in which we sell products, which can negatively impact our customers and consumers, result in lower employment levels, consumer disposable income, retailer inventories and spending, including lower spending on purchases of our products;
•our ability to transform our business and capabilities to address the changing global consumer landscape, including evolving demographics for our products and advancements in emerging technologies, such as the integration of artificial intelligence into our product development, marketing strategies, and consumer engagement, and the associated risks such as competition, ethical concerns, evolving regulatory standards, implementation challenges, and third-party dependencies on such technologies;
•our ability to design, develop, manufacture, and ship products on a timely, cost-effective and profitable basis;
•the concentration of our customers, potentially increasing the negative impact to our business of difficulties experienced by any of our customers or changes in their purchasing or selling patterns;
•our dependence on third-party relationships, including with third-party partners, manufacturers, distributors, studios, content producers, licensors, licensees, and outsourcers, which creates reliance on others and loss of control;
•risks relating to the concentration of manufacturing for many of our products in the People’s Republic of China, which include the risks associated with increased tariffs imposed on trade between China and the U.S., and our ability to successfully diversify sourcing of our products to reduce reliance on sources of supply in China;
•the success of our key partner brands, including the ability to secure, maintain and extend agreements with our key partners or the risk of delays, increased costs or difficulties associated with any of our or our partners’ planned digital applications or media initiatives;

•our ability to attract and retain talented and diverse employees;
•our business could be adversely affected by challenges and disruptions arising from the loss of skills, knowledge or expertise, and from uncertainty regarding the continued employment of key personnel, particularly as a result of recent workforce reductions and the planned relocation of our Rhode Island operations to Boston, Massachusetts;
•our ability to realize the benefits of cost-savings and efficiency and/or revenue and operating profit enhancing initiatives;
•risks relating to the impairment and/or write-offs related to businesses, products and/or content we acquire and/or produce;
•the risk that acquisitions, dispositions and other investments we complete may not provide us with the benefits we expect, or the realization of such benefits may be significantly delayed or reduced;
•our ability to protect our assets and intellectual property, including as a result of infringement, theft, misappropriation, cyber-attacks or other acts compromising the integrity of our assets or intellectual property;
•fluctuations in our business due to seasonality;
•the risk of product recalls or product liability suits and costs associated with product safety regulations;
•the impact of litigation or arbitration decisions or settlement actions;
•the bankruptcy or other lack of success of one or more of our significant retailers, licensees and other partners; and
•other risks and uncertainties as may be detailed in our public announcements and U.S. Securities and Exchange Commission (“SEC”) filings.

The statements contained herein are based on our current beliefs and expectations. We undertake no obligation to make any revisions to the forward-looking statements contained in this press release or to update them to reflect events or circumstances occurring after the date of this press release.

Non-GAAP Financial Measures
The financial tables accompanying this press release include non-GAAP financial measures as defined under SEC rules, specifically Adjusted operating profit, Adjusted operating margin, Adjusted net earnings and Adjusted net earnings per diluted share, which exclude, where applicable, acquired intangible amortization, strategic transformation initiatives, restructuring and severance costs, loss on disposal of business, eOne Film and TV business divestiture related costs, and non-cash goodwill impairment charges, and Net loss on Discovery Investment. Also included in this press release are the non-GAAP financial measures of EBITDA and Adjusted EBITDA. EBITDA represents net earnings attributable to Hasbro, Inc. excluding interest expense, income tax expense, net earnings attributable to noncontrolling interests, depreciation and amortization of intangibles. Adjusted EBITDA also excludes strategic transformation initiatives, restructuring and severance costs, loss on disposal of business, eOne Film and TV business divestiture related costs, non-cash goodwill impairment charges, Net loss on Discovery Investment and the impact of stock compensation. As required by SEC rules, we have provided reconciliations on the attached schedules of these measures to the most directly comparable GAAP measure. Management believes that Adjusted net earnings, Adjusted net earnings per diluted share, Adjusted operating profit and Adjusted operating margin provide investors with an understanding of the underlying performance of our business absent unusual events. Management believes that EBITDA and Adjusted EBITDA are appropriate measures for evaluating the operating performance of our business because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. The Company is not able to reconcile its forward-looking non-GAAP adjusted operating margin and adjusted EBITDA measures because the Company cannot predict with certainty the timing and amounts of discrete items such as charges associated with its cost-savings program, which could impact GAAP results. Constant currency is also a non-GAAP financial measure. The impact of changes in foreign currency exchange rates used to translate the consolidated statements of operations is quantified by translating the current or future period revenues at the prior period exchange rates and comparing this amount to the prior period reported revenues. The Company believes that the presentation of the impact of changes in exchange rates, which are beyond the Company’s control, is helpful to an investor’s understanding of the performance of the underlying business. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our consolidated financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

HAS-E

Investors: Fred Wightman | Hasbro, Inc. | hasbro_investor_relations@hasbro.com
Media: Abby Hodes | Hasbro, Inc. | communications@hasbro.com

# # #
(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (1)
(Unaudited)
(Millions of Dollars)

	December 28, 2025	December 29, 2024
ASSETS
Cash and cash equivalents	$776.6	$695.0
Short-term investments	105.4	—
Accounts receivable, net	1,059.8	919.8
Inventories	259.8	274.2
Prepaid expenses and other current assets	382.1	353.5
Total current assets	2,583.7	2,242.5
Property, plant and equipment, net	247.8	302.6
Goodwill	1,256.7	2,278.2
Other intangible assets, net	456.7	518.4
Other assets	1,007.1	998.6
Total assets	$5,552.0	$6,340.3

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY
Current portion of long-term debt	$497.0	$—
Accounts payable	335.4	341.5
Accrued liabilities	1,038.7	1,059.8
Total current liabilities	1,871.1	1,401.3
Long-term debt	2,767.9	3,380.8
Other liabilities	347.5	373.2
Total liabilities	4,986.5	5,155.3
Total shareholders’ equity	565.5	1,185.0
Total liabilities, noncontrolling interests and shareholders’ equity	$5,552.0	$6,340.3

(1) Amounts may not sum due to rounding

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(Unaudited)
(Millions of Dollars and Shares, Except Per Share Data)

	Three Months Ended				Year Ended
	December 28, 2025		December 29, 2024		December 28, 2025		December 29, 2024
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,445.9	100.0%	$1,101.6	100.0%	$4,701.3	100.0%	$4,135.5	100.0%
Costs and expenses
Cost of sales	452.1	31.3%	358.7	32.6%	1,296.2	27.6%	1,179.5	28.5%
Program cost amortization	14.8	1.0%	24.8	2.3%	35.8	0.8%	49.3	1.2%
Royalties	113.1	7.8%	80.0	7.3%	368.9	7.8%	284.2	6.9%
Product development	130.0	9.0%	81.9	7.4%	385.6	8.2%	294.1	7.1%
Advertising	89.6	6.2%	105.7	9.6%	316.9	6.7%	319.5	7.7%
Amortization of intangible assets	14.6	1.0%	17.1	1.6%	66.0	1.4%	68.3	1.7%
Impairment of goodwill	—	0.0%	—	0.0%	1,021.9	21.7%	—	0.0%
Loss on disposal of business	—	0.0%	13.0	1.2%	25.0	0.5%	37.4	0.9%
Selling, distribution and administration	334.2	23.1%	360.6	32.7%	1,173.9	25.0%	1,213.2	29.3%
Total costs and expenses	1,148.4	79.4%	1,041.8	94.6%	4,690.2	99.8%	3,445.5	83.3%
Operating profit	297.5	20.6%	59.8	5.4%	11.1	0.2%	690.0	16.7%
Non-operating (income) expense
Interest expense	40.4	2.8%	43.5	3.9%	163.4	3.5%	171.2	4.1%
Interest income	(8.0)	-0.6%	(11.3)	-1.0%	(28.6)	-0.6%	(47.3)	-1.1%
Other (income) expense, net	(5.8)	-0.4%	84.8	7.7%	(21.7)	-0.5%	69.1	1.7%
Total non-operating expense, net	26.6	1.8%	117.0	10.6%	113.1	2.4%	193.0	4.7%
Earnings (loss) before income taxes	270.9	18.7%	(57.2)	-5.2%	(102.0)	-2.2%	497.0	12.0%
Income tax expense (benefit)	67.8	4.7%	(30.7)	-2.8%	216.2	4.6%	102.6	2.5%
Net earnings (loss)	203.1	14.0%	(26.5)	-2.4%	(318.2)	-6.8%	394.4	9.5%
Net earnings attributable to noncontrolling interests	1.5	0.1%	7.8	0.7%	4.2	0.1%	8.8	0.2%
Net earnings (loss) attributable to Hasbro, Inc.	$201.6	13.9%	$(34.3)	-3.1%	$(322.4)	-6.9%	$385.6	9.3%

Net earnings (loss) per common share:
Basic	$1.44		$(0.25)		$(2.30)		$2.77
Diluted	$1.41		$(0.25)		$(2.30)		$2.75

Cash dividends declared per common share	$0.70		$0.70		$2.80		$2.10

Weighted Average Number of Shares
Basic	140.5		139.6		140.2		139.4
Diluted	142.6		139.6		140.2		140.3
(1) Amounts may not sum due to rounding

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
(Unaudited)
(Millions of Dollars)

	Year Ended
	December 28, 2025	December 29, 2024
Cash flows from operating activities:
Net (loss) earnings	$(318.2)	$394.4
Impairment of goodwill	1,021.9	—
Loss on disposal of business	25.0	37.4
Other non-cash adjustments	484.8	356.1
Changes in operating assets and liabilities	(320.3)	59.5
Net cash provided by operating activities	893.2	847.4

Cash flows from investing activities:
Additions to property, plant and equipment	(63.3)	(87.2)
Additions to software development	(135.0)	(110.3)
Net settlement from sale of business	—	(12.0)
Purchase of investments	(105.4)	(571.0)
Maturity of investments	—	583.0
Other	19.3	(6.2)
Net cash utilized by investing activities	(284.4)	(203.7)

Cash flows from financing activities:
Proceeds from long-term debt	—	498.6
Repayments of borrowings	(118.2)	(581.3)
Stock-based compensation transactions	9.6	7.6
Dividends paid	(392.5)	(389.9)
Payments related to tax withholding for share-based compensation	(23.7)	(14.4)
Payments of financing costs	—	(5.3)
Other	(6.5)	(12.8)
Net cash utilized by financing activities	(531.3)	(497.5)
Effect of exchange rate changes on cash	4.1	3.4
Net increase in cash, cash equivalents and restricted cash	81.6	149.6
Cash, cash equivalents and restricted cash, beginning of year	695.0	545.4
Cash, cash equivalents and restricted cash, end of year	$776.6	$695.0

(1) Amounts may not sum due to rounding

HASBRO, INC.
SEGMENT RESULTS - AS REPORTED AND AS ADJUSTED (1)
(Unaudited)
(Millions of Dollars)

	Three Months Ended December 28, 2025			Three Months Ended December 29, 2024
Operating Results	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total company results
External net revenues	$1,445.9	$—	$1,445.9	$1,101.6	$—	$1,101.6	31%
Operating profit	297.5	17.3	314.8	59.8	52.9	112.7	>100%
Operating margin	20.6%	1.2%	21.8%	5.4%	4.8%	10.2%

Segment results
Wizards of the Coast and Digital Gaming:
External net revenues	$630.4	$—	$630.4	$339.0	$—	$339.0	86%
Operating profit	283.5	—	283.5	80.9	—	80.9	>100%
Operating margin	45.0%	—	45.0%	23.9%	—	23.9%

Consumer Products:
External net revenues	$800.0	$—	$800.0	$746.3	$—	$746.3	7%
Operating profit	50.8	2.8	53.6	50.5	9.1	59.6	-10%
Operating margin	6.4%	0.4%	6.7%	6.8%	1.2%	8.0%

Entertainment:
External net revenues	$15.5	$—	$15.5	$16.3	$—	$16.3	-5%
Operating profit (loss)	(2.2)	2.9	0.7	(16.2)	16.4	0.2	>100%
Operating margin	-14.2%	18.7%	4.5%	-99.4%	>100%	1.2%

Corporate and Other:
Operating loss	$(34.6)	$11.6	$(23.0)	$(55.4)	$27.4	$(28.0)	18%

(1) Amounts may not sum due to rounding

	Three Months Ended
Wizards of the Coast and Digital Gaming net revenues by category	December 28, 2025	December 29, 2024	% Change
Tabletop Gaming	$494.7	$207.0	139%
Digital and Licensed Gaming	135.7	132.0	3%
Net revenues	$630.4	$339.0

	Three Months Ended
Consumer Products net revenues by major geographic region	December 28, 2025	December 29, 2024	% Change
North America	$471.3	$421.0	12%
Europe	204.2	177.9	15%
Asia Pacific	70.8	93.4	-24%
Latin America	53.7	54.0	-1%
Net revenues	$800.0	$746.3

	Three Months Ended
Entertainment net revenues by category	December 28, 2025	December 29, 2024	% Change
Family Brands	$13.1	$13.1	0%
Film and TV	2.4	3.2	-25%
Net revenues	$15.5	$16.3

	Three Months Ended
Supplementary Hasbro Gaming information:	December 28, 2025	December 29, 2024	% Change
MAGIC: THE GATHERING	$502.4	$208.4	141%
Hasbro Total Gaming (1)	$867.8	$542.5	60%

(1) Hasbro Total Gaming includes all gaming revenue, most notably DUNGEONS & DRAGONS, MAGIC: THE GATHERING and Hasbro Gaming.

	Year Ended December 28, 2025			Year Ended December 29, 2024
Operating Results (1)	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total company results
External net revenues	$4,701.3	$—	$4,701.3	$4,135.5	$—	$4,135.5	14%
Operating profit	11.1	1,128.9	1,140.0	690.0	148.8	838.8	36%
Operating margin	0.2%	24.0%	24.2%	16.7%	3.6%	20.3%

Segment results
Wizards of the Coast and Digital Gaming:
External net revenues	$2,186.9	$—	$2,186.9	$1,511.3	$—	$1,511.3	45%
Operating profit	1,006.8	—	1,006.8	632.0	—	632.0	59%
Operating margin	46.0%	—	46.0%	41.8%	—	41.8%

Consumer Products:
External net revenues	$2,437.6	$—	$2,437.6	$2,543.9	$—	$2,543.9	-4%
Operating (loss) profit	(942.6)	1,055.3	112.7	115.3	36.3	151.6	-26%
Operating margin	-38.7%	43.3%	4.6%	4.5%	1.4%	6.0%

Entertainment:
External net revenues	$76.8	$—	$76.8	$80.3	$—	$80.3	-4%
Operating profit (loss)	0.4	39.1	39.5	(1.6)	50.9	49.3	-20%
Operating margin	0.5%	50.9%	51.4%	-2.0%	63.4%	61.4%

Corporate and Other:
Operating (loss) profit	$(53.5)	$34.5	$(19.0)	$(55.7)	$61.6	$5.9	>-100%

(1) Amounts may not sum due to rounding

	Year Ended
Wizards of the Coast and Digital Gaming net revenues by category	December 28, 2025	December 29, 2024	% Change
Tabletop Gaming	$1,686.6	$1,039.6	62%
Digital and Licensed Gaming	500.3	471.7	6%
Net revenues	$2,186.9	$1,511.3

	Year Ended
Consumer Products net revenues by major geographic region	December 28, 2025	December 29, 2024	% Change
North America	$1,421.7	$1,493.0	-5%
Europe	566.0	519.7	9%
Asia Pacific	249.4	286.7	-13%
Latin America	200.5	244.5	-18%
Net revenues	$2,437.6	$2,543.9

	Year Ended
Entertainment net revenues by category	December 28, 2025	December 29, 2024	% Change
Family Brands	$66.7	$73.7	-9%
Film and TV	10.1	6.6	53%
Net revenues	$76.8	$80.3

	Year Ended
Supplementary Hasbro Gaming Information:	December 28, 2025	December 29, 2024	% Change
MAGIC: THE GATHERING	$1,720.1	$1,078.6	59%
Hasbro Total Gaming (1)	$2,788.2	$2,092.1	33%

(1) Hasbro Total Gaming includes all gaming revenue, most notably DUNGEONS & DRAGONS, MAGIC: THE GATHERING and Hasbro Gaming.

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars)
	Three Months Ended		Year Ended
Reconciliation of EBITDA and Adjusted EBITDA(1)	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Net earnings (loss) attributable to Hasbro, Inc.	$201.6	$(34.3)	$(322.4)	$385.6
Interest expense	40.4	43.5	163.4	171.2
Income tax expense (benefit)	67.8	(30.7)	216.2	102.6
Net earnings attributable to noncontrolling interests	1.5	7.8	4.2	8.8
Depreciation	13.8	20.7	69.5	94.7
Amortization of intangibles	14.6	17.1	66.0	68.3
EBITDA	$339.7	$24.1	$196.9	$831.2

Stock compensation	$25.0	$22.1	$78.9	$49.0
Strategic transformation initiatives(2)	7.7	9.8	23.9	28.3
Restructuring and severance costs(3)	(0.2)	14.4	9.3	22.2
Loss on disposal of business(4)	—	13.0	25.0	37.4
eOne Film and TV business divestiture related costs(5)	—	3.2	5.6	11.1
Impairment of goodwill(6)	—	—	1,021.9	—
Net loss on Discovery investment(7)	—	78.2	—	78.2
Adjusted EBITDA	$372.2	$164.8	$1,361.5	$1,057.4

(1) Amounts may not sum due to rounding
(2) Strategic transformation initiatives costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations.
(3) Restructuring and severance costs associated with cost-savings initiatives across the Company.
(4) Loss on disposal of a business related to the sale of the eOne Film and TV business executed on December 27, 2023. The costs are included in Loss on Disposal of Business within the Entertainment segment.
(5) eOne Film and TV business divestiture related costs as a result of the sale of the eOne Film and TV business and certain retained liabilities.
(6) During Q2 2025, Hasbro recorded a non-cash goodwill impairment charge of $1,021.9 million in the Consumer Products segment, following completion of an interim quantitative assessment of goodwill triggered by the implementation of tariffs.
(7) Net loss on Discovery investment represents non-cash charges incurred within Corporate and Other related to the impairment of the Discovery JV investment.

HASBRO, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Millions of Dollars)

	Three Months Ended		Year Ended
Reconciliation of Adjusted Operating Profit(1)	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Operating profit (loss)	$297.5	$59.8	$11.1	$690.0
Wizards of the Coast and Digital Gaming	283.5	80.9	1,006.8	632.0
Consumer Products	50.8	50.5	(942.6)	115.3
Entertainment	(2.2)	(16.2)	0.4	(1.6)
Corporate and Other	(34.6)	(55.4)	(53.5)	(55.7)

Non-GAAP adjustments	$17.3	$52.9	$1,128.9	$148.8
Consumer Products	2.8	9.1	1,055.3	36.3
Entertainment	2.9	16.4	39.1	50.9
Corporate and Other	11.6	27.4	34.5	61.6

Adjusted operating profit (loss)	$314.8	$112.7	$1,140.0	$838.8
Wizards of the Coast and Digital Gaming	283.5	80.9	1,006.8	632.0
Consumer Products	53.6	59.6	112.7	151.6
Entertainment	0.7	0.2	39.5	49.3
Corporate and Other	(23.0)	(28.0)	(19.0)	5.9

Non-GAAP Adjustments include the following:
Acquired intangible amortization(2)	$9.8	$12.5	$47.4	$49.8
Strategic transformation initiatives(3)	7.7	9.8	23.9	28.3
Restructuring and severance costs(4)	(0.2)	14.4	9.3	22.2
Loss on disposal of business(5)	—	13.0	25.0	37.4
eOne Film and TV business divestiture related costs(6)	—	3.2	1.4	11.1
Impairment of goodwill(7)	—	—	1,021.9	—
	$17.3	$52.9	$1,128.9	$148.8
(1) Amounts may not sum due to rounding
(2) Represents intangible amortization costs related to the intangible assets acquired in the eOne acquisition. The Company has allocated certain of these intangible amortization costs between the Consumer Products and Entertainment segments, to match the revenue generated from such intangible assets. While amortization of acquired intangibles is being excluded from the related GAAP financial measure, the revenue of the acquired company is reflected within the Company's operating results to which these assets contribute.
(3) Strategic transformation initiatives costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations.
(4) Restructuring and severance costs associated with cost-savings initiatives across the Company.
(5) Loss on disposal of a business related to the sale of the eOne Film and TV business executed on December 27, 2023. The costs are included in Loss on Disposal of Business within the Entertainment segment.
(6) eOne Film and TV business divestiture related costs as a result of the sale of the eOne Film and TV business and certain retained liabilities.
(7) During Q2 2025, Hasbro recorded a non-cash goodwill impairment charge of $1,021.9 million in the Consumer Products segment, following completion of an interim quantitative assessment of goodwill triggered by the implementation of tariffs.

HASBRO, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Millions of Dollars and Shares, Except Per Share Data)

Reconciliation of Net Earnings and Earnings per Share(1)
	Three Months Ended
(all adjustments reported after-tax)	December 28, 2025	Diluted Per Share Amount	December 29, 2024	Diluted Per Share Amount
Net earnings (loss) attributable to Hasbro, Inc.	$201.6	$1.41	$(34.3)	$(0.25)
Acquired intangible amortization (2)	7.4	0.05	9.4	0.07
Strategic transformation initiatives (3)	5.9	0.04	7.5	0.05
Restructuring and severance costs (4)	(0.1)	—	11.0	0.08
Loss on disposal of business (5)	—	—	8.5	0.06
eOne Film and TV divestiture related costs (6)	—	—	2.4	0.02
Impairment of goodwill (7)	—	—	—	—
Net loss on Discovery investment (8)	—	—	59.8	0.43
Net earnings attributable to Hasbro, Inc. as adjusted	$214.8	$1.51	$64.3	$0.46

	Year Ended
(all adjustments reported after-tax)	December 28, 2025	Diluted Per Share Amount	December 29, 2024	Diluted Per Share Amount
Net (loss) earnings attributable to Hasbro, Inc.	$(322.4)	$(2.30)	$385.6	$2.75
Acquired intangible amortization (2)	35.6	0.25	37.4	0.27
Strategic transformation initiatives (3)	18.3	0.13	21.6	0.15
Restructuring and severance costs (4)	7.2	0.05	17.0	0.12
Loss on disposal of business (5)	25.0	0.18	32.9	0.23
eOne Film and TV divestiture related costs (6)	4.2	0.03	8.5	0.06
Impairment of goodwill (7)	1,016.5	7.17	—	—
Net loss on Discovery investment (8)	—	—	59.8	0.43
Net earnings attributable to Hasbro, Inc. as adjusted	$784.4	$5.54	$562.8	$4.01
(1) Amounts may not sum due to rounding
(2) Represents intangible amortization costs related to the intangible assets acquired in the eOne acquisition. The Company has allocated certain of these intangible amortization costs between the Consumer Products and Entertainment segments, to match the revenue generated from such intangible assets. While amortization of acquired intangibles is being excluded from the related GAAP financial measure, the revenue of the acquired company is reflected within the Company's operating results to which these assets contribute.
(3) Strategic transformation initiatives costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations. These costs primarily consist of third party consulting of $7.7 ($5.9 after-tax) and $23.9 ($18.3 after-tax) for three months and year ended December 28, 2025, respectively, and $9.8 ($7.5 after-tax) and $28.3 ($21.6 after-tax) for the three months and year ended December 29, 2024, respectively.
(4) Restructuring and severance costs of ($0.2) (($0.1) after-tax) and $9.3 ($7.2 after-tax) for three months and year ended December 28, 2025, respectively, and $14.4 ($11.0 after-tax) and $22.2 ($17.0 after-tax) for the three months and year ended December 29, 2024, respectively, associated with cost-savings initiatives across the Company.
(5) Loss on disposal of a business of $25.0 ($25.0 after-tax) for year ended December 28, 2025 and $13.0 ($8.5 after-tax) and $37.4 (32.9 after-tax) for the three months and year ended December 29, 2024, respectively, related to the sale of the eOne Film and TV business executed on December 27, 2023. The costs are included in Loss on Disposal of Business within the Entertainment segment.
(6) eOne Film and TV business divestiture related costs of $5.6 ($4.2 after-tax) for year ended December 28, 2025 and $3.2 ($2.4 after-tax) and $11.1 ($8.5 after-tax) for three months and year ended December 29, 2024, respectively, as a result of the sale of the eOne Film and TV business and certain retained liabilities.
(7) Non-cash goodwill impairment tax impact of $1,021.9 ($1,016.5 after-tax) for the year ended December 28, 2025, in the Consumer Products segment, following completion of an interim quantitative assessment of goodwill triggered by the implementation of tariffs.
(8) Impairment of the Company's Discovery JV investment of $78.2 ($59.8 after tax) for the three months and year ended December 29, 2024. This impairment charge is included in other (income) expense, net within Corporate and Other.